UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 21, 2007

Date of Report (Date of earliest event reported)

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13647	73-1356520
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

5330 East 31st Street, Tulsa, Oklahoma 74135

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (918) 660-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On May 21, 2007, Dollar Thrifty Automotive Group, Inc. (the “Company”), a Delaware corporation, issued a press release announcing that the Company is seeking $600 million in new senior secured credit facilities (“Senior Secured Credit Facilities”) to refinance its existing revolving credit facility, pay related fees and expenses, reduce vehicle debt and use for general corporate purposes. The Senior Secured Credit Facilities are expected to include up to a $350 million Revolving Credit Facility, which will replace the existing $300 million revolving credit facility, and up to a $250 million Term Loan B, which the Company initially intends to be used to repay asset-backed vehicle indebtedness. Deutsche Bank Securities Inc. and The Bank of Nova Scotia will arrange a syndicate of lenders for the Senior Secured Credit Facilities.

A copy of the press release regarding the Company seeking $600 million in new Senior Secured Credit Facilities is attached hereto as Exhibit 99.38.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Description

99.38	Press release announcing Dollar Thrifty Automotive Group, Inc. is seeking $600 Million in new Senior Secured Credit Facilities issued by Dollar Thrifty Automotive Group, Inc. on May 21, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
(Registrant)

May 21, 2007	By:	/s/ STEVEN B. HILDEBRAND
Steven B. Hildebrand
Senior Executive Vice President, Chief Financial
Officer, Principal Financial Officer and Principal
Accounting Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.38	Press release announcing Dollar Thrifty Automotive Group, Inc. is seeking $600 Million in new Senior Secured Credit Facilities issued by Dollar Thrifty Automotive Group, Inc. on May 21, 2007

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